Exhibit 99.1

KKR & Co. L.P. Announces Fourth Quarter and Full Year 2012 Results

Significant realization activity drives record total distributable earnings

GAAP net income (loss) attributable to KKR & Co. L.P. was $96.7 million and $560.8 million for the quarter and year ended December 31, 2012, respectively, up from $46.1 million and $1.9 million in the comparable periods of 2011.

Assets under management (“AUM”) totaled $75.5 billion as of December 31, 2012, up from $66.3 billion as of September 30, 2012.

Fee related earnings (“FRE”) were $86.0 million and $319.8 million for the quarter and year ended December 31, 2012, respectively, down from $116.6 million and $417.2 million in the comparable periods of 2011.

Total distributable earnings were $546.3 million and $1,449.4 million for the quarter and year ended December 31, 2012, respectively, up from $146.5 million and $782.6 million in the comparable periods of 2011.

Economic net income (loss) (“ENI”) was $347.7 million and $2,130.9 million for the quarter and year ended December 31, 2012, respectively, up from $285.5 million and $750.9 million in the comparable periods of 2011.

After-tax ENI was $0.48 and $2.90 per adjusted unit for the quarter and year ended December 31, 2012, respectively, up from $0.33 and $0.73 per adjusted unit in the comparable periods of 2011.

Book value was $7.0 billion on a segment basis as of December 31, 2012, representing $9.87 per adjusted unit.

KKR & Co. L.P. declares a fourth quarter distribution of $0.70 per common unit, bringing year-to-date distributions for 2012 to $1.22 per common unit, up from $0.74 per common unit for 2011.

NEW YORK--(BUSINESS WIRE)--February 7, 2013--KKR & Co. L.P. (NYSE: KKR) today reported its fourth quarter and full year 2012 results.

For the fourth quarter and full year 2012, the carrying value of KKR’s private equity investment portfolio appreciated 4.0% and 23.8%, respectively, driving meaningful ENI.

ENI was $347.7 million for the quarter ended December 31, 2012, an increase of $62.2 million compared to the quarter ended December 31, 2011. The increase was primarily attributable to higher net carried interest earned from our investment funds. ENI was $2,130.9 million for the year ended December 31, 2012, an increase of $1,380.0 million compared to the year ended December 31, 2011. The increase was primarily due to a higher level of appreciation in the carrying value of our principal investments and greater net carried interest earned from our investment funds.

Total distributable earnings was $546.3 million and $1,449.4 million for the quarter and year ended December 31, 2012, respectively, an increase of $399.8 million and $666.8 million from the comparable periods in 2011. The increase in both comparative periods is due to a higher level of realization activity in our private equity investment portfolio.

On October 1, 2012, we closed our acquisition of Prisma Capital Partners LP and its affiliates (“Prisma”), a leading provider of customized hedge fund solutions. Prisma’s results have been reported as part of our Public Markets segment in the fourth quarter of 2012. As of December 31, 2012, Prisma had $8.5 billion of assets under management.

AUM was $75.5 billion as of December 31, 2012, an increase of $9.2 billion, or 13.9%, compared to AUM of $66.3 billion as of September 30, 2012. Fee paying assets under management (“FPAUM”) was $60.8 billion as of December 31, 2012, an increase of $10.5 billion, or 20.9%, compared to FPAUM of $50.3 billion as of September 30, 2012. The increases in both AUM and FPAUM were primarily attributable to new capital from the acquisition of Prisma and to a lesser extent new capital raised and appreciation in the fair value of our investment vehicles. The increases were partially offset by distributions to limited partners of our investment funds. Neither AUM nor FPAUM include $4.0 biillion (includes general partner commitment) of capital raised for our second Asian private equity fund.

On January 23, 2013, we announced the acquisition of a 24.9% interest in Nephila Capital Ltd. (“Nephila”). Nephila is a leading investment manager that offers a broad range of investment products focusing on reinsurance risk, investing in instruments such as insurance-linked securities, catastrophe bonds, and weather derivatives. Nephila has assets under management of approximately $8 billion as of January 1, 2013 and has been managing institutional assets in this space since it was founded in 1998. This strategic partnership increases our breadth of liquid product offerings through a strategy which is uncorrelated to the global financial markets relative to other asset classes. Nephila’s assets under management are not included in KKR’s results.

“Our private equity portfolio and our balance sheet both appreciated 24% in 2012, outperforming the S&P 500 and MSCI World indices by over 700 basis points,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “In addition, in 2012 we completed transactions which returned over $9 billion to all investors in our private equity funds and co-investment vehicles, the highest figure in our 36-year history, and contributed to a record annual distribution of $1.22 per common unit. We are pleased with our results.”

Note: Certain financial measures, including FRE, ENI, after-tax ENI, after-tax ENI per adjusted unit, fee related EBITDA, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP. See calculation and reconciliation of total distributable earnings under “Distribution Calculation.”

GAAP RESULTS

GAAP results for the quarter and year ended December 31, 2012 included net income attributable to KKR & Co. L.P. of $96.7 million and $560.8 million, respectively, and net income attributable to KKR & Co. L.P. per common unit of $0.36 and $2.21, respectively, on a diluted basis. For the quarter and year ended December 31, 2011, net income attributable to KKR & Co. L.P. was $46.1 million and $1.9 million, respectively, and net income attributable to KKR & Co. L.P. per common unit was $0.20 and $0.01, respectively, on a diluted basis. The increases in both comparable periods were primarily due to a greater level of investment appreciation for the quarter and year ended December 31, 2012 compared to the quarter and year ended December 31, 2011. This increase in investment appreciation, which is recorded in net gains (losses) from investment activities, was partially offset by an increase in compensation and benefits expense

SEGMENT RESULTS

Private Markets

AUM was $49.1 billion as of December 31, 2012, a decrease of $0.7 billion, or 1.4%, compared to AUM of $49.8 billion as of September 30, 2012. The decrease was primarily attributable to distributions to the limited partners of our private equity funds arising from realizations. The decrease was partially offset by the appreciation in the fair value of our private equity portfolio and new capital raised.

FPAUM was $41.2 billion as of December 31, 2012, an increase of $0.8 billion, or 2.0%, compared to FPAUM of $40.4 billion as of September 30, 2012. The increase was primarily due to new capital raised, partially offset by distributions to the limited partners of our private equity funds arising from realizations.

FRE was $32.4 million for the quarter ended December 31, 2012, a decrease of $24.6 million, or 43.2%, compared to FRE of $57.0 million for the quarter ended December 31, 2011. The decrease was principally attributable to (i) a lower level of transaction fees during the quarter ended December 31, 2012, as a result of closing relatively smaller transaction fee-generating investments, which in turn produced lower transaction fees and (ii) higher compensation expense in connection with increased headcount. The decrease was partially offset by a higher level of monitoring fees as a result of new monitoring agreements with portfolio companies acquired over the past year.

FRE was $151.0 million for the year ended December 31, 2012, a decrease of $75.6 million, or 33.4%, compared to FRE of $226.6 million for year ended December 31, 2011. The decrease was primarily attributable to (i) a lower level of transaction fees during the year ended December 31, 2012 as a result of closing relatively smaller transaction fee-generating investments, which in turn produced lower transaction fees; (ii) lower monitoring fees as a result of $76.6 million of termination payments on monitoring agreements with three portfolio companies during the year ended December 31, 2011, which increased FRE by $39.7 million net of associated fee credits and (iii) higher compensation expense in connection with increased headcount.

ENI was $177.8 million for the quarter ended December 31, 2012, an increase of $68.0 million, or 61.9%, compared to ENI of $109.8 million for the quarter ended December 31, 2011. ENI was $831.7 million for the year ended December 31, 2012, an increase of $468.9 million, or 129.2%, compared to ENI of $362.8 million for the year ended December 31, 2011. The increase in both comparative periods was primarily attributable to higher net carried interest driven by a greater level of appreciation in our private equity portfolio, partially offset by the decrease in FRE discussed above.

Public Markets

AUM was $26.4 billion as of December 31, 2012, an increase of $9.9 billion, or 60.0%, compared to AUM of $16.5 billion as of September 30, 2012. FPAUM was $19.7 billion as of December 31, 2012, an increase of $9.8 billion, or 99.0%, compared to FPAUM of $9.9 billion as of September 30, 2012. The increase in both AUM and FPAUM were primarily attributable to new capital from the acquisition of Prisma and to a lesser extent net new capital raised.

FRE was $29.4 million for the quarter ended December 31, 2012, an increase of $17.6 million compared to FRE of $11.8 million for the quarter ended December 31, 2011. FRE was $80.5 million for the year ended December 31, 2012, an increase of $20.9 million compared to FRE of $59.6 million for year ended December 31, 2011. The increase in both comparable periods was primarily due to (i) higher management fees related to new capital raised as well as the acquisition of Prisma and (ii) higher incentive fees earned.

ENI was $37.4 million for the quarter ended December 31, 2012, an increase of $25.6 million compared to ENI of $11.8 million for the quarter ended December 31, 2011. The increase was primarily attributable to the increase in FRE discussed above and to a lesser extent a higher level of net carried interest recognized driven by the appreciation in the net asset value of certain carry-eligible investment vehicles.

ENI was $102.9 million for the year ended December 31, 2012, an increase of $44.9 million compared to ENI of $58.0 million for year ended December 31, 2011. The increase was principally attributable to the increase in FRE discussed above and net carried interest recognized for the year ended December 31, 2012 driven by the appreciation in the net asset value of certain carry-eligible investment vehicles. For the year ended December 31, 2011, there was a reversal of previously recognized net carried interest due to a decline in the carrying value of certain carry-eligible investment vehicles.

Capital Markets and Principal Activities

FRE was $24.2 million for the quarter ended December 31, 2012, a decrease of $23.6 million, or 49.4%, compared to FRE of $47.8 million for the quarter ended December 31, 2011. FRE was $88.3 million for the year ended December 31, 2012, a decrease of $42.6 million, or 32.5%, compared to FRE of $130.9 million for year ended December 31, 2011. The decrease in both comparative periods was primarily driven by a lower level of overall capital markets transaction activity.

ENI was $132.6 million for the quarter ended December 31, 2012, a decrease of $31.2 million, or 19.0%, compared to ENI of $163.8 million for the quarter ended December 31, 2011. The decrease was principally attributable to the decrease in FRE discussed above and to a lesser extent a lower level of investment income. While the fair value of our principal investments increased during the fourth quarter of 2012, the level of appreciation was lower than in the comparable period of 2011.

ENI was $1,196.2 million for the year ended December 31, 2012, an increase of $866.0 million compared to ENI of $330.2 million for year ended December 31, 2011. The increase was primarily driven by a higher level of appreciation in the carrying value of our principal investments, partially offset by the decrease in FRE discussed above.

CAPITAL AND LIQUIDITY

As of December 31, 2012, KKR had $1,534.3 million of cash and short-term investments on a segment basis and $500.0 million of outstanding debt obligations under its senior notes. KKR’s availability for further borrowings was approximately $750.0 million (which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of December 31, 2012).

On February 1, 2013, KKR issued $500.0 million of 5.5% senior notes due in 2043. The senior notes are rated A and A- by Fitch and Standard & Poor’s, respectively.

As of December 31, 2012, KKR’s portion of total uncalled commitments to its investment funds was $677.9 million, consisting of the following (amounts in thousands):

Uncalled Commitments
Private Markets
North America Fund XI	$232,100
European Fund III	174,000
2006 Fund	64,700
Asian Fund	35,400
Infrastructure	34,100
E2 Investors (Annex Fund)	14,000
Natural Resources	13,600
China Growth Fund	6,400
Other	10,800
Total Private Markets Commitments	585,100

Public Markets
Direct Lending Vehicles	33,700
Special Situations Vehicles	29,200
Mezzanine Fund	29,900
Total Public Markets Commitments	92,800

Total Uncalled Commitments	$677,900

DISTRIBUTION

A distribution of $0.70 per common unit will be paid on March 5, 2013 to unitholders of record as of the close of business on February 19, 2013.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Thursday, February 7, 2013 at 10:00 a.m. EST. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR’s website or by dialing (855) 859-2056 (U.S. callers) and +1 (404) 537-3406 (non-U.S. callers), pass code 86899275, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Public Investors section of KKR’s website at http://ir.kkr.com/kkr_ir/alerts.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Public Investors section of the website.

ABOUT KKR

Founded in 1976 and led by Henry Kravis and George Roberts, KKR is a leading global investment firm with $75.5 billion in assets under management as of December 31, 2012. With offices around the world, KKR manages assets through a variety of investment funds and accounts covering multiple asset classes. KKR seeks to create value by bringing operational expertise to its portfolio companies and through active oversight and monitoring of its investments. KKR complements its investment expertise and strengthens interactions with fund investors through its client relationships and capital markets platform. KKR & Co. L.P. is publicly traded on the New York Stock Exchange (NYSE: KKR), and "KKR," as used in this release, includes its subsidiaries, their managed investment funds and accounts, and/or their affiliated investment vehicles, as appropriate. For additional information, please visit KKR's website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, after-tax ENI, fee related EBITDA, committed dollars invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from the acquisitions or strategic partnerships such as Prisma or Nephila; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 27, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the SEC on November 2, 2012, and other filings with the SEC, which are available at www.sec.gov.

KKR
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues
Fees	$177,621	$209,357	$568,442	$723,620

Expenses
Compensation and Benefits	261,454	190,832	1,280,854	868,749
Occupancy and Related Charges	14,569	15,197	58,205	54,282
General, Administrative and Other	82,249	124,108	259,729	290,974
Total Expenses	358,272	330,137	1,598,788	1,214,005

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	874,507	514,580	7,871,673	981,858
Dividend Income	677,590	117,944	940,888	225,073
Interest Income	98,929	102,968	358,598	321,943
Interest Expense	(16,407)	(20,393)	(69,164)	(72,758)
Total Investment Income (Loss)	1,634,619	715,099	9,101,995	1,456,116

Income (Loss) Before Taxes	1,453,968	594,319	8,071,649	965,731

Income Taxes	5,628	21,322	43,405	89,245

Net Income (Loss)	1,448,340	572,997	8,028,244	876,486

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	16,412	4,318	34,963	4,318
Net Income (Loss) Attributable to
Noncontrolling Interests	1,335,200	522,542	7,432,445	870,247

Net Income (Loss) Attributable to KKR & Co. L.P.	$96,728	$46,137	$560,836	$1,921

Distributions Declared per KKR & Co. L.P. Common Unit	$0.70	$0.32	$1.22	$0.74

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.39	$0.20	$2.35	$0.01
Diluted (a)	$0.36	$0.20	$2.21	$0.01
Weighted Average Common Units Outstanding
Basic	249,303,558	225,382,001	238,503,257	220,235,469
Diluted (a)	268,192,128	231,361,032	254,093,160	222,519,174

(a)	KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Fees
Management and incentive fees:
Management fees	$144,355	$126,483	$127,556	$529,107	$515,384
Incentive fees	12,350	17,768	6,084	43,845	34,243
Management and incentive fees	156,705	144,251	133,640	572,952	549,627

Monitoring and transaction fees:
Monitoring fees	32,988	29,969	21,797	116,565	163,769
Transaction fees	76,840	75,264	128,338	240,108	349,130
Fee credits	(37,991)	(31,707)	(36,862)	(105,730)	(150,858)
Net monitoring and transaction fees	71,837	73,526	113,273	250,943	362,041

Total fees	228,542	217,777	246,913	823,895	911,668

Expenses
Compensation and benefits	76,001	71,340	65,038	272,811	257,951
Occupancy and related charges	13,763	13,605	14,353	55,068	51,009
Other operating expenses	52,799	42,128	50,947	176,205	185,555
Total expenses (a)	142,563	127,073	130,338	504,084	494,515

Fee Related Earnings	85,979	90,704	116,575	319,811	417,153

Investment income (loss)
Gross carried interest	268,936	410,736	96,503	1,431,910	263,621
Less: allocation to KKR carry pool	(107,514)	(169,633)	(40,410)	(581,206)	(108,325)
Less: management fee refunds (b)	(8,712)	(61,499)	(1,993)	(143,723)	(17,587)
Net carried interest	152,710	179,604	54,100	706,981	137,709
Other investment income (loss)	110,236	240,876	117,039	1,111,122	202,758
Total investment income (loss)	262,946	420,480	171,139	1,818,103	340,467

Income (Loss) before noncontrolling interests
in Income of consolidated entities	348,925	511,184	287,714	2,137,914	757,620
Income (Loss) attributable to
noncontrolling interests	1,245	1,310	2,220	7,043	6,671

Economic Net Income (Loss)	$347,680	$509,874	$285,494	$2,130,871	$750,949

Provision for Income Taxes	10,632	22,548	59,988	102,420	248,082

Economic Net Income (Loss), After Taxes (c)	$337,048	$487,326	$225,506	$2,028,451	$502,867

Economic Net Income (Loss), After Taxes per Adjusted Unit (c)	$0.48	$0.69	$0.33	$2.90	$0.73

Assets Under Management	$75,527,500	$66,278,700	$59,008,600	$75,527,500	$59,008,600
Fee Paying Assets Under Management	$60,846,000	$50,266,000	$46,397,300	$60,846,000	$46,397,300
Committed Dollars Invested and Syndicated Capital	$1,715,700	$926,000	$2,582,600	$4,354,900	$6,014,000
Uncalled Commitments	$16,071,900	$15,845,900	$11,400,500	$16,071,900	$11,400,500

Other Information
Fee Related Earnings	$85,979	$90,704	$116,575	$319,811	$417,153
Plus: depreciation and amortization	3,580	3,273	2,528	12,499	9,925
Fee Related EBITDA	$89,559	$93,977	$119,103	$332,310	$427,078

Distributed Earnings	$179,412	$187,174	$195,725	$582,620	$596,306
Plus: Net realized principal investment income	366,878	145,700	(49,237)	866,776	186,288
Total Distributable Earnings (c)	$546,290	$332,874	$146,488	$1,449,396	$782,594

GAAP interest expense	$16,407	$17,868	$20,393	$69,164	$72,758
Less: interest expense related to debt obligations
from investment financing arrangements	7,014	8,502	9,598	31,050	30,160
Core Interest Expense (c)	$9,393	$9,366	$10,795	$38,114	$42,598

(a)	Excludes a $15.2 million, $17.4 million and $5.5 million charge for non-cash equity based compensation during the quarters ended December 31, 2012, September 30, 2012, and December 31, 2011, respectively, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. Excludes a $62.9 million and $16.7 million charge for non-cash equity based compensation during the years ended December 31, 2012 and 2011, respectively, associated with equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan.
(b)	As of December 31, 2012, there is no carried interest subject to management fee refunds, which may reduce carried interest in future periods.
(c)	See definitions for after-tax ENI, adjusted units, total distributable earnings, and core interest expense under “Notes to Reportable Segments.”

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Fees
Management and incentive fees:
Management fees	$104,804	$105,035	$106,716	$423,921	$430,400
Incentive fees	-	-	-	-	-
Management and incentive fees	104,804	105,035	106,716	423,921	430,400

Monitoring and transaction fees:
Monitoring fees	32,988	29,969	21,797	116,565	163,769
Transaction fees	41,231	32,788	65,148	96,454	166,654
Fee credits	(37,721)	(26,293)	(34,799)	(97,362)	(144,928)
Net monitoring and transaction fees	36,498	36,464	52,146	115,657	185,495

Total fees	141,302	141,499	158,862	539,578	615,895

Expenses
Compensation and benefits	53,383	48,905	46,139	192,765	185,709
Occupancy and related charges	12,075	12,049	12,902	48,562	45,694
Other operating expenses	43,463	35,885	42,825	147,253	157,901
Total expenses	108,921	96,839	101,866	388,580	389,304

Fee Related Earnings	32,381	44,660	56,996	150,998	226,591

Investment income (loss)
Gross carried interest	255,296	391,168	96,115	1,392,755	266,211
Less: allocation to KKR carry pool	(102,058)	(161,805)	(40,255)	(565,543)	(109,361)
Less: management fee refunds	(8,712)	(61,499)	(1,993)	(143,723)	(17,587)
Net carried interest	144,526	167,864	53,867	683,489	139,263
Other investment income (loss)	1,158	1,779	(364)	599	(549)
Total investment income (loss)	145,684	169,643	53,503	684,088	138,714

Income (Loss) before noncontrolling interests
in Income of consolidated entities	178,065	214,303	110,499	835,086	365,305
Income (Loss) attributable to
noncontrolling interests	292	444	651	3,390	2,536

Economic Net Income (Loss)	$177,773	$213,859	$109,848	$831,696	$362,769

Assets Under Management	$49,127,600	$49,771,000	$43,627,900	$49,127,600	$43,627,900
Fee Paying Assets Under Management	$41,173,000	$40,354,200	$37,869,700	$41,173,000	$37,869,700
Committed Dollars Invested	$1,220,800	$623,000	$2,148,400	$3,026,300	$5,033,300
Uncalled Commitments	$14,271,100	$14,594,700	$10,070,300	$14,271,100	$10,070,300

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Fees
Management and incentive fees:
Management fees	$39,551	$21,448	$20,840	$105,186	$84,984
Incentive fees	12,350	17,768	6,084	43,845	34,243
Management and incentive fees	51,901	39,216	26,924	149,031	119,227

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	1,974	8,780	4,151	14,495	11,996
Fee credits	(270)	(5,414)	(2,063)	(8,368)	(5,930)
Net monitoring and transaction fees	1,704	3,366	2,088	6,127	6,066

Total fees	53,605	42,582	29,012	155,158	125,293

Expenses
Compensation and benefits	16,097	13,997	12,166	50,705	46,133
Occupancy and related charges	1,479	1,343	1,189	5,606	4,059
Other operating expenses	6,596	3,897	3,834	18,350	15,483
Total expenses	24,172	19,237	17,189	74,661	65,675

Fee Related Earnings	29,433	23,345	11,823	80,497	59,618

Investment income (loss)
Gross carried interest	13,640	19,568	388	39,155	(2,590)
Less: allocation to KKR carry pool	(5,456)	(7,828)	(155)	(15,663)	1,036
Less: management fee refunds	-	-	-	-	-
Net carried interest	8,184	11,740	233	23,492	(1,554)
Other investment income (loss)	30	25	(93)	20	505
Total investment income (loss)	8,214	11,765	140	23,512	(1,049)

Income (Loss) before noncontrolling interests
in Income of consolidated entities	37,647	35,110	11,963	104,009	58,569
Income (Loss) attributable to
noncontrolling interests	292	233	119	1,079	599

Economic Net Income (Loss)	$37,355	$34,877	$11,844	$102,930	$57,970

Assets Under Management	$26,399,900	$16,507,700	$15,380,700	$26,399,900	$15,380,700
Fee Paying Assets Under Management	$19,673,000	$9,911,800	$8,527,600	$19,673,000	$8,527,600
Committed Dollars Invested	$226,400	$278,300	$434,200	$784,800	$980,700
Uncalled Commitments	$1,800,800	$1,251,200	$1,330,200	$1,800,800	$1,330,200

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT (UNAUDITED)
(Amounts in thousands)

	Quarter Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Fees
Management and incentive fees:
Management fees	$-	$-	$-	$-	$-
Incentive fees	-	-	-	-	-
Management and incentive fees	-	-	-	-	-

Monitoring and transaction fees:
Monitoring fees	-	-	-	-	-
Transaction fees	33,635	33,696	59,039	129,159	170,480
Fee credits	-	-	-	-	-
Net monitoring and transaction fees	33,635	33,696	59,039	129,159	170,480

Total fees	33,635	33,696	59,039	129,159	170,480

Expenses
Compensation and benefits	6,521	8,438	6,733	29,341	26,109
Occupancy and related charges	209	213	262	900	1,256
Other operating expenses	2,740	2,346	4,288	10,602	12,171
Total expenses	9,470	10,997	11,283	40,843	39,536

Fee Related Earnings	24,165	22,699	47,756	88,316	130,944

Investment income (loss)
Gross carried interest	-	-	-	-	-
Less: allocation to KKR carry pool	-	-	-	-	-
Less: management fee refunds	-	-	-	-	-
Net carried interest	-	-	-	-	-
Other investment income (loss)	109,048	239,072	117,496	1,110,503	202,802
Total investment income (loss)	109,048	239,072	117,496	1,110,503	202,802

Income (Loss) before noncontrolling interests
in Income of consolidated entities	133,213	261,771	165,252	1,198,819	333,746
Income (Loss) attributable to
noncontrolling interests	661	633	1,450	2,574	3,536

Economic Net Income (Loss)	$132,552	$261,138	$163,802	$1,196,245	$330,210

Syndicated Capital	$268,500	$24,700	$1,151,900	$543,800	$2,426,600

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended December 31, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$104,804	$39,551	$-	$144,355
Incentive fees	-	12,350	-	12,350
Management and incentive fees	104,804	51,901	-	156,705

Monitoring and transaction fees:
Monitoring fees	32,988	-	-	32,988
Transaction fees	41,231	1,974	33,635	76,840
Fee credits	(37,721)	(270)	-	(37,991)
Net monitoring and transaction fees	36,498	1,704	33,635	71,837

Total fees	141,302	53,605	33,635	228,542

Expenses
Compensation and benefits	53,383	16,097	6,521	76,001
Occupancy and related charges	12,075	1,479	209	13,763
Other operating expenses	43,463	6,596	2,740	52,799
Total expenses	108,921	24,172	9,470	142,563

Fee Related Earnings	32,381	29,433	24,165	85,979

Investment income (loss)
Gross carried interest	255,296	13,640	-	268,936
Less: allocation to KKR carry pool	(102,058)	(5,456)	-	(107,514)
Less: management fee refunds	(8,712)	-	-	(8,712)
Net carried interest	144,526	8,184	-	152,710
Other investment income (loss)	1,158	30	109,048	110,236
Total investment income (loss)	145,684	8,214	109,048	262,946

Income (Loss) before noncontrolling interests
in Income of consolidated entities	178,065	37,647	133,213	348,925
Income (Loss) attributable to
noncontrolling interests	292	292	661	1,245

Economic Net Income (Loss)	$177,773	$37,355	$132,552	$347,680

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended September 30, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$105,035	$21,448	$-	$126,483
Incentive fees	-	17,768	-	17,768
Management and incentive fees	105,035	39,216	-	144,251

Monitoring and transaction fees:
Monitoring fees	29,969	-	-	29,969
Transaction fees	32,788	8,780	33,696	75,264
Fee credits	(26,293)	(5,414)	-	(31,707)
Net monitoring and transaction fees	36,464	3,366	33,696	73,526

Total fees	141,499	42,582	33,696	217,777

Expenses
Compensation and benefits	48,905	13,997	8,438	71,340
Occupancy and related charges	12,049	1,343	213	13,605
Other operating expenses	35,885	3,897	2,346	42,128
Total expenses	96,839	19,237	10,997	127,073

Fee Related Earnings	44,660	23,345	22,699	90,704

Investment income (loss)
Gross carried interest	391,168	19,568	-	410,736
Less: allocation to KKR carry pool	(161,805)	(7,828)	-	(169,633)
Less: management fee refunds	(61,499)	-	-	(61,499)
Net carried interest	167,864	11,740	-	179,604
Other investment income (loss)	1,779	25	239,072	240,876
Total investment income (loss)	169,643	11,765	239,072	420,480

Income (Loss) before noncontrolling interests
in Income of consolidated entities	214,303	35,110	261,771	511,184
Income (Loss) attributable to
noncontrolling interests	444	233	633	1,310

Economic Net Income (Loss)	$213,859	$34,877	$261,138	$509,874

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Quarter Ended December 31, 2011
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$106,716	$20,840	$-	$127,556
Incentive fees	-	6,084	-	6,084
Management and incentive fees	106,716	26,924	-	133,640

Monitoring and transaction fees:
Monitoring fees	21,797	-	-	21,797
Transaction fees	65,148	4,151	59,039	128,338
Fee credits	(34,799)	(2,063)	-	(36,862)
Net monitoring and transaction fees	52,146	2,088	59,039	113,273

Total fees	158,862	29,012	59,039	246,913

Expenses
Compensation and benefits	46,139	12,166	6,733	65,038
Occupancy and related charges	12,902	1,189	262	14,353
Other operating expenses	42,825	3,834	4,288	50,947
Total expenses	101,866	17,189	11,283	130,338

Fee Related Earnings	56,996	11,823	47,756	116,575

Investment income (loss)
Gross carried interest	96,115	388	-	96,503
Less: allocation to KKR carry pool	(40,255)	(155)	-	(40,410)
Less: management fee refunds	(1,993)	-	-	(1,993)
Net carried interest	53,867	233	-	54,100
Other investment income (loss)	(364)	(93)	117,496	117,039
Total investment income (loss)	53,503	140	117,496	171,139

Income (Loss) before noncontrolling interests
in Income of consolidated entities	110,499	11,963	165,252	287,714
Income (Loss) attributable to
noncontrolling interests	651	119	1,450	2,220

Economic Net Income (Loss)	$109,848	$11,844	$163,802	$285,494

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Year Ended December 31, 2012
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$423,921	$105,186	$-	$529,107
Incentive fees	-	43,845	-	43,845
Management and incentive fees	423,921	149,031	-	572,952

Monitoring and transaction fees:
Monitoring fees	116,565	-	-	116,565
Transaction fees	96,454	14,495	129,159	240,108
Fee credits	(97,362)	(8,368)	-	(105,730)
Net monitoring and transaction fees	115,657	6,127	129,159	250,943

Total fees	539,578	155,158	129,159	823,895

Expenses
Compensation and benefits	192,765	50,705	29,341	272,811
Occupancy and related charges	48,562	5,606	900	55,068
Other operating expenses	147,253	18,350	10,602	176,205
Total expenses	388,580	74,661	40,843	504,084

Fee Related Earnings	150,998	80,497	88,316	319,811

Investment income (loss)
Gross carried interest	1,392,755	39,155	-	1,431,910
Less: allocation to KKR carry pool	(565,543)	(15,663)	-	(581,206)
Less: management fee refunds	(143,723)	-	-	(143,723)
Net carried interest	683,489	23,492	-	706,981
Other investment income (loss)	599	20	1,110,503	1,111,122
Total investment income (loss)	684,088	23,512	1,110,503	1,818,103

Income (Loss) before noncontrolling interests
in Income of consolidated entities	835,086	104,009	1,198,819	2,137,914
Income (Loss) attributable to
noncontrolling interests	3,390	1,079	2,574	7,043

Economic Net Income (Loss)	$831,696	$102,930	$1,196,245	$2,130,871

KKR
STATEMENTS OF OPERATIONS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
Year Ended December 31, 2011
(Amounts in thousands)

			Capital Markets	Total
	Private Markets	Public Markets	and Principal	Reportable
	Segment	Segment	Activities Segment	Segments

Fees
Management and incentive fees:
Management fees	$430,400	$84,984	$-	$515,384
Incentive fees	-	34,243	-	34,243
Management and incentive fees	430,400	119,227	-	549,627

Monitoring and transaction fees:
Monitoring fees	163,769	-	-	163,769
Transaction fees	166,654	11,996	170,480	349,130
Fee credits	(144,928)	(5,930)	-	(150,858)
Net monitoring and transaction fees	185,495	6,066	170,480	362,041

Total fees	615,895	125,293	170,480	911,668

Expenses
Compensation and benefits	185,709	46,133	26,109	257,951
Occupancy and related charges	45,694	4,059	1,256	51,009
Other operating expenses	157,901	15,483	12,171	185,555
Total expenses	389,304	65,675	39,536	494,515

Fee Related Earnings	226,591	59,618	130,944	417,153

Investment income (loss)
Gross carried interest	266,211	(2,590)	-	263,621
Less: allocation to KKR carry pool	(109,361)	1,036	-	(108,325)
Less: management fee refunds	(17,587)	-	-	(17,587)
Net carried interest	139,263	(1,554)	-	137,709
Other investment income (loss)	(549)	505	202,802	202,758
Total investment income (loss)	138,714	(1,049)	202,802	340,467

Income (Loss) before noncontrolling interests
in Income of consolidated entities	365,305	58,569	333,746	757,620
Income (Loss) attributable to
noncontrolling interests	2,536	599	3,536	6,671

Economic Net Income (Loss)	$362,769	$57,970	$330,210	$750,949

KKR
BALANCE SHEETS
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

As of December 31, 2012
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and short-term investments	$358,237	$28,690	$1,147,360		$1,534,287
Investments	-	-	4,758,157	(a)	4,758,157
Unrealized carry	730,292	24,939	-		755,231
Other assets	207,047	280,472	62,119		549,638
Total assets	$1,295,576	$334,101	$5,967,636		$7,597,313

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	78,724	16,433	24,275		119,432
Total liabilities	78,724	16,433	524,275		619,432

Noncontrolling interests	1,339	739	18,619		20,697

Book value	$1,215,513	$316,929	$5,424,742		$6,957,184

Book value per adjusted unit	$1.72	$0.45	$7.70		$9.87

As of December 31, 2011
	Private Markets Segment	Public Markets Segment	Capital Markets and Principal Activities Segment		Total Reportable Segments

Cash and short-term investments	$296,717	$8,087	$684,637		$989,441
Investments	-	-	4,743,406		4,743,406
Unrealized carry	419,523	1,447	-		420,970
Other assets	139,432	58,360	63,799		261,591
Total assets	$855,672	$67,894	$5,491,842		$6,415,408

Debt obligations	$-	$-	$500,000		$500,000
Other liabilities	128,590	8,153	49,329		186,072
Total liabilities	128,590	8,153	549,329		686,072

Noncontrolling interests	(1,358)	729	19,381		18,752

Book value	$728,440	$59,012	$4,923,132		$5,710,584

Book value per adjusted unit	$1.06	$0.09	$7.14		$8.29

(a)	See Capital Markets and Principal Activities segment schedule of investments that follows.

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS
(Amounts in thousands, except percentage amounts)

	As of December 31, 2012
			Fair Value as
		Fair	a Percentage of
Investment	Cost	Value	Total Investments

Co-Investments in Portfolio Companies of
Private Equity Investment Vehicles:
Alliance Boots GmbH	195,640	426,561	9.0%
HCA Inc.	141,983	378,387	8.0%
The Nielsen Company B.V.	134,603	273,712	5.8%
NXP B.V.	207,964	207,388	4.4%
Samson Resources Corporation	237,514	190,012	4.0%
Dollar General Corporation	37,733	185,107	3.9%
KION Group GmbH	128,058	172,748	3.6%
ProSiebenSat.1 Media AG	226,913	144,919	3.0%
US Foods	100,000	140,000	2.9%
Biomet, Inc.	151,444	121,155	2.5%
First Data Corporation	135,258	94,681	2.0%
Energy Future Holdings Corp.	200,000	10,000	0.2%
PagesJaunes Groupe S.A.	235,201	-	0.0%
	2,132,311	2,344,670	49.3%

Private Equity Investment Vehicles
KKR 2006 Fund L.P.	380,803	436,552	9.2%
KKR European Fund III L.P.	189,441	221,393	4.7%
KKR Asian Fund L.P.	64,324	82,641	1.7%
KKR European Fund II L.P.	65,649	57,616	1.2%
KKR Millennium Fund L.P.	59,426	50,111	1.1%
KKR North America Fund XI L.P.	22,788	22,788	0.5%
KKR E2 Investors, L.P.	10,418	19,261	0.4%
KKR European Fund L.P.	47,664	4,299	0.1%
KKR China Growth Fund L.P.	3,611	4,051	0.1%
Co-Investment Vehicles	528	598	0.0%
	844,652	899,310	19.0%

Private Equity Total	2,976,963	3,243,980	68.3%

Energy & Infrastructure Investment Vehicles
Royalties and Drilling	93,755	93,755	2.0%
Infrastructure Fund	24,447	25,678	0.5%
Co-Investment Vehicles	10,718	13,217	0.3%
Natural Resources	9,747	5,796	0.1%
Energy & Infrastructure Total	138,667	138,446	2.9%

Private Markets Total	3,115,630	3,382,426	71.2%

Public Markets Investment Vehicles
Liquid Credit SMAs/Funds	187,163	194,658	4.1%
Long/Short Equities Funds	100,000	105,648	2.2%
Credit Relative Value Fund	50,000	52,507	1.1%
Direct Lending	36,739	39,649	0.8%
Special Situations Vehicles	20,148	22,172	0.5%
Mezzanine Fund	14,735	17,235	0.4%
Public Markets Total	408,785	431,869	9.1%

Other	947,040	943,862	19.7%

Total Investments	$ 4,471,455	$ 4,758,157	100.0%

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS, CONTINUED
(Amounts in thousands, except percentage amounts)

	As of December 31, 2012
			Fair Value as
			a Percentage
		Fair	of Total
Investment	Cost	Value	Investments

Significant Aggregate Investments: (a)
Alliance Boots GmbH	$228,769	$491,530	10.3%
HCA Inc.	173,443	451,752	9.5%
The Nielsen Company B.V.	134,603	273,712	5.8%
Dollar General Corporation	52,359	245,432	5.2%
	589,174	1,462,426	30.8%

Other investments	3,882,281	3,295,731	69.2%
Total Investments	$4,471,455	$4,758,157	100.0%

Investments by Geography:
North America	$2,911,143	$3,232,122	67.9%
Europe	1,391,256	1,355,801	28.5%
Asia-Pacific	169,056	170,234	3.6%
Total Investments	$4,471,455	$4,758,157	100.0%

(a)	The significant aggregate investments include investments in portfolio companies with individual fair values of 5% or more of the Capital Markets and Principal Activities segment investments balance as of December 31, 2012. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2012

September 30, 2012	$49,771,000	$16,507,700		$66,278,700
New Capital Raised	934,100	1,794,000		2,728,100
Acquisitions (a)	-	8,086,900		8,086,900
Distributions	(3,097,100)	(485,600)	(b)	(3,582,700)
Foreign Exchange	17,400	-		17,400
Change in Value	1,502,200	496,900		1,999,100
December 31, 2012	$49,127,600	$26,399,900		$75,527,500

Year Ended December 31, 2012

December 31, 2011	$43,627,900	$15,380,700		$59,008,600
New Capital Raised	7,360,100	3,219,600		10,579,700
Acquisitions (a)	-	8,086,900		8,086,900
Distributions	(9,023,900)	(1,543,200)	(c)	(10,567,100)
Net Changes in Fee Base of Certain Funds (d)	(1,327,900)	-		(1,327,900)
Foreign Exchange	16,000	-		16,000
Change in Value	8,475,400	1,255,900		9,731,300
December 31, 2012	$49,127,600	$26,399,900		$75,527,500

KKR
FEE PAYING ASSETS UNDER MANAGEMENT
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended December 31, 2012

September 30, 2012	$40,354,200	$9,911,800		$50,266,000
New Capital Raised	1,272,000	1,559,100		2,831,100
Acquisitions (a)	-	8,078,400		8,078,400
Distributions	(551,100)	(257,200)	(b)	(808,300)
Foreign Exchange	83,600	-		83,600
Change in Value	14,300	380,900		395,200
December 31, 2012	$41,173,000	$19,673,000		$60,846,000

Year Ended December 31, 2012

December 31, 2011	$37,869,700	$8,527,600		$46,397,300
New Capital Raised	7,451,700	2,999,200		10,450,900
Acquisitions (a)	-	8,078,400		8,078,400
Distributions	(1,089,400)	(851,400)	(c)	(1,940,800)
Net Changes in Fee Base of Certain Funds (d)	(3,205,400)	-		(3,205,400)
Foreign Exchange	99,600	-		99,600
Change in Value	46,800	919,200		966,000
December 31, 2012	$41,173,000	$19,673,000		$60,846,000

(a)	Represents AUM and FPAUM of Prisma as of October 1, 2012, the date of acquisition. These figures exclude new capital raised and distributions during the quarter ended December 31, 2012.
(b)	Includes $169.9 million of redemptions by fund investors.
(c)	Includes $421.8 million of redemptions by fund investors.
(d)	Represents the impact of including certain funds entering the post-investment period including KKR 2006 Fund L.P.

KKR
INVESTMENT VEHICLE SUMMARY* (UNAUDITED)
As of December 31, 2012
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
North America Fund XI	9/2012	9/2018	$6,331.2	$5,908.7	3.9%	$422.5	$-	$422.5	$422.5
China Growth Fund	11/2010	11/2016	1,010.0	674.9	1.0%	335.1	-	335.1	370.8
E2 Investors (Annex Fund)	8/2009	11/2013	346.3	192.1	4.3%	154.2	-	154.2	303.7
European Fund III	3/2008	3/2014	6,087.7	2,410.9	4.6%	3,676.8	-	3,676.8	4,360.3
Asian Fund	7/2007	7/2013	3,983.2	860.5	2.5%	3,122.7	732.0	2,612.9	4,783.5
2006 Fund	9/2006	9/2012	17,642.2	1,315.2	2.1%	16,327.0	9,291.5	10,594.0	14,422.5
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	2,271.7	4,091.5	4,855.1
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	7,907.9	3,050.9	4,362.3
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,720.0	-	51.5
Total Private Equity Funds			50,236.8	11,362.3		38,874.5	28,923.1	24,937.9	33,932.2

Co-Investment Vehicles	Various	Various	2,133.5	213.1	Various	1,920.4	2,032.4	1,363.0	1,830.2
Total Private Equity			52,370.3	11,575.4		40,794.9	30,955.5	26,300.9	35,762.4

Energy & Infrastructure
Natural Resources	Various	Various	1,225.8	805.0	Various	420.8	35.2	408.1	253.7
Infrastructure	Various	Various	1,041.7	736.2	4.8%	305.5	1.7	305.5	323.9
Co-Investment Vehicles	Various	Various	2,369.8	1,154.5	Various	1,215.3	150.9	1,215.3	1,491.6
Energy & Infrastructure Total			4,637.3	2,695.7		1,941.6	187.8	1,928.9	2,069.2

Private Markets Total			57,007.6	14,271.1		42,736.5	31,143.3	28,229.8	37,831.6

Public Markets

Special Situations Vehicles	Various	Various	2,189.3	641.4	Various	1,547.9	164.2	1,547.9	1,800.4
Mezzanine Fund	3/2010	8/2015	987.0	655.8	4.6%	331.2	31.9	331.2	378.5
Direct Lending	Various	Various	668.5	503.6	Various	164.9	-	164.9	175.1

Public Markets Total			3,844.8	1,800.8		2,044.0	196.1	2,044.0	2,354.0

Grand Total			$60,852.4	$16,071.9		$44,780.5	$31,339.4	$30,273.8	$40,185.6

* Reflects only investment vehicles for which KKR has the ability to earn carried interest.

KKR
DISTRIBUTION CALCULATION
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended			Year Ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011

FRE (a)	$85,979	$90,704	$116,575	$319,811	$417,153
Realized cash carry	100,992	100,145	83,226	285,424	202,115
Net realized principal investment income	366,878	145,700	(49,237)	866,776	186,288
Less: local income taxes	(6,314)	(2,365)	(1,856)	(15,572)	(16,291)
Less: noncontrolling interests	(1,245)	(1,310)	(2,220)	(7,043)	(6,671)
Total Distributable Earnings	546,290	332,874	146,488	1,449,396	782,594

Less: net realized principal investment income	(366,878)	(145,700)	49,237	(866,776)	(186,288)

Distributed Earnings	179,412	187,174	195,725	582,620	596,306

Distributed Earnings to KKR & Co. L.P. (b)	66,275	66,015	65,059	206,491	193,876

Less: estimated current corporate income taxes	(8,525)	(6,890)	(22,924)	(23,705)	(57,048)

Distributed Earnings to KKR & Co. L.P., After Taxes	57,750	59,125	42,135	182,786	136,828

Additional Distribution (c)	119,081	-	29,530	119,081	29,530

Total Distribution to KKR & Co. L.P.	$176,831	$59,125	$71,665	$301,867	$166,358

Distribution per KKR & Co. L.P. common unit	$0.70	$0.24	$0.32	$1.22	$0.74

Outstanding KKR & Co. L.P. common units	253,363,691	241,407,805	227,150,182

(a)	See Exhibit A for a reconciliation of such measure to financial results prepared in accordance with GAAP.
(b)	Represents the amount of distributed earnings allocable to KKR & Co. L.P. based on its ownership in the KKR business as of December 31, 2012.
(c)	Additional distribution is provided primarily from certain realizations on investments within KKR’s capital markets and principal activities segment and was calculated for certain taxes as described in our distribution policy. The amount of any additional distribution in the future should not be expected to be consistent or regularly declared.

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business each year in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other agreements. KKR does not intend to distribute net realized principal investment income, other than certain additional distributions that KKR may determine to make. These additional distributions, if any, are intended to cover certain tax liabilities, as calculated by KKR. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool, and (iii) any additional distributions for certain taxes as described above. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P. and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that such distributions will be sufficient to pay any particular KKR unit holder’s actual U.S. or non-U.S. tax liability.

KKR

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of segment operating revenues less segment operating expenses and is used by management as an alternative measurement of the operating earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of investment income and carried interest. ENI is comprised of: (i) FRE; plus (ii) segment investment income (loss), which is reduced for carry pool allocations and management fee refunds; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

After-tax ENI is used to measure KKR’s implied ENI on a fully diluted basis. We believe this measure is useful to unitholders as it provides an indication of KKR’s ENI as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P. After-tax ENI is calculated by deducting from ENI the implied income tax provision that has been calculated assuming that all income is allocated to KKR & Co. L.P., which would occur following an exchange of all KKR Holdings units for common units of KKR & Co. L.P. The assumptions and methodology used to calculate the implied income tax provision are consistent with those used in calculating the tax provision for KKR & Co. L.P. under GAAP. The implied income tax provision does not give effect to any tax savings or deductions that may result from the exchange of KKR Holdings units.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) net realized principal investment income; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. Net realized principal investment income includes, with respect to KKR’s principal investments (i) realized investment gains and losses, (ii) dividend income and (iii) interest income, net of interest expense, earned from KKR’s principal investments. KKR does not intend to distribute net realized principal investment income other than certain additional distributions that KKR may determine to make, which are intended to cover certain tax liabilities, as calculated by KKR. See “Distribution Policy.” We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and amounts available for distribution to KKR unitholders, however, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds and vehicles. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding structured finance vehicles; and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds and vehicles, for only those funds and vehicles where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholdersas it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a fee or carried interest and (ii) capital invested by KKR’s investment funds and vehicles.

Syndicated capital is the aggregate amount of debt or equity capital in transactions originated by KKR investment funds and vehicles, which has been distributed to third parties in exchange for a fee. It does not include capital committed to such transactions by carry-yielding co-investment vehicles, which is instead reported in committed dollars invested. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Principal Activities segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds and vehicles to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds and vehicles and other noncontrolling interest holders. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of our investment portfolio, including carried interest, as well as our overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from the equivalent GAAP amounts on a consolidated basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings L.P.

Fee related EBITDA is comprised of FRE before the impact of depreciation of fixed assets and amortization of intangible assets and is used by management as a measure of the cash earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the amount of cash earnings generated by KKR’s management companies and capital markets businesses.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS - UNAUDITED)
TO AFTER TAX ENI PER ADJUSTED UNIT
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2012	September 30, 2012	December 31, 2011

Net income (loss) attributable to KKR & Co. L.P. per common unit	$0.39	$0.53	$0.20
Weighted Average Common Units Outstanding	249,303,558	239,696,358	225,382,001
Net income (loss) attributable to KKR & Co. L.P.	96,728	127,411	46,137
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	170,256	249,460	133,301
Plus: Non-cash equity based charges	70,170	122,157	83,688
Plus: Amortization of intangibles and other, net	4,898	1,234	1,046
Plus: Income taxes	5,628	9,612	21,322
Economic net income (loss)	347,680	509,874	285,494
Less: Provision for income taxes	10,632	22,548	59,988
Economic net income (loss) after taxes	337,048	487,326	225,506
Weighted Average Adjusted Units	704,805,537	702,252,548	689,335,706
Economic net income (loss) after taxes per adjusted unit	$0.48	$0.69	$0.33

	Year Ended	Year Ended
	December 31, 2012	December 31, 2011

Net income (loss) attributable to KKR & Co. L.P. per common unit	$2.35	$0.01
Weighted Average Common Units Outstanding	238,503,257	220,235,469
Net income (loss) attributable to KKR & Co. L.P.	560,836	1,921
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	1,116,740	185,352
Plus: Non-cash equity based charges	400,207	470,221
Plus: Amortization of intangibles and other, net	9,683	4,210
Plus: Income taxes	43,405	89,245
Economic net income (loss)	2,130,871	750,949
Less: Provision for income taxes	102,420	248,082
Economic net income (loss) after taxes	2,028,451	502,867
Weighted Average Adjusted Units	699,988,443	685,386,132
Economic net income (loss) after taxes per adjusted unit	$2.90	$0.73

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS - UNAUDITED)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS AND FEE RELATED EBITDA
(Amounts in thousands)

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31, 2012	September 30, 2012	December 31, 2011

Net income (loss) attributable to KKR & Co. L.P.	$96,728	$127,411	$46,137
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	170,256	249,460	133,301
Plus: Non-cash equity based charges	70,170	122,157	83,688
Plus: Amortization of intangibles and other, net	4,898	1,234	1,046
Plus: Income taxes	5,628	9,612	21,322
Economic net income (loss)	347,680	509,874	285,494
Plus: Income attributable to segment noncontrolling interests	1,245	1,310	2,220
Less: Investment income (loss)	262,946	420,480	171,139
Fee related earnings	85,979	90,704	116,575
Plus: depreciation and amortization	3,580	3,273	2,528
Fee related EBITDA	$89,559	$93,977	$119,103

	Year Ended	Year Ended
	December 31, 2012	December 31, 2011

Net income (loss) attributable to KKR & Co. L.P.	$560,836	$1,921
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	1,116,740	185,352
Plus: Non-cash equity based charges	400,207	470,221
Plus: Amortization of intangibles and other, net	9,683	4,210
Plus: Income taxes	43,405	89,245
Economic net income (loss)	2,130,871	750,949
Plus: Income attributable to segment noncontrolling interests	7,043	6,671
Less: Investment income (loss)	1,818,103	340,467
Fee related earnings	319,811	417,153
Plus: depreciation and amortization	12,499	9,925
Fee related EBITDA	$332,310	$427,078

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS - UNAUDITED)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	December 31, 2012	December 31, 2011

KKR & Co. L.P. partners’ capital	$2,004,359	$1,328,698

Noncontrolling interests held by KKR Holdings L.P.	4,981,864	4,342,157

Equity impact of KKR Management Holdings Corp. and other	(29,039)	39,729

Book value	6,957,184	5,710,584

Adjusted units	704,780,484	689,392,861

Book value per adjusted unit	$9.87	$8.29

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS - UNAUDITED)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS)
(Amounts in thousands)

	As of	As of
	December 31, 2012	December 31, 2011

Cash and cash equivalents	$1,230,464	$843,261

Liquid short-term investments	303,823	146,180

Cash and short-term investments	$1,534,287	$989,441

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	December 31, 2012	September 30, 2012	December 31, 2011
Weighted Average GAAP Common Units Outstanding - Basic	249,303,558	239,696,358	225,382,001
Weighted Average Unvested Common Units(a)	18,888,570	17,950,264	5,979,031
Weighted Average GAAP Common Units Outstanding - Diluted	268,192,128	257,646,622	231,361,032
Adjustments:
Weighted Average KKR Holdings Units(b)	436,613,409	444,605,926	457,974,674
Weighted Average Adjusted Units	704,805,537	702,252,548	689,335,706

	Year Ended
	December 31, 2012	December 31, 2011
Weighted Average GAAP Common Units Outstanding - Basic	238,503,257	220,235,469
Weighted Average Unvested Common Units(a)	15,589,903	2,283,705
Weighted Average GAAP Common Units Outstanding - Diluted	254,093,160	222,519,174
Adjustments:
Weighted Average KKR Holdings Units(b)	445,895,283	462,866,958
Weighted Average Adjusted Units	699,988,443	685,386,132

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	December 31, 2012	December 31, 2011
GAAP Common Units Outstanding - Basic	253,363,691	227,150,182
Unvested Common Units(a)	18,863,517	6,028,444
GAAP Common Units Outstanding - Diluted	272,227,208	233,178,626
Adjustments:
KKR Holdings Units(b)	432,553,276	456,214,235
Adjusted Units	704,780,484	689,392,861

(a)	Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.
(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Kohlberg Kravis Roberts & Co. L.P.
Investor Relations:
Craig Larson
+1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com
or
Media:
Kristi Huller
+1-212-750-8300
media@kkr.com